UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1.	Medco Health Solutions, Inc. 2006 Executive Severance Plan

On February 1, 2006, the board of directors of Medco Health Solutions, Inc. adopted the Medco Health Solutions, Inc. 2006 Executive Severance Plan (the “Severance Plan”), which provides for severance payments to certain specified senior executives in the event of termination of employment without cause. All executive officers of the Corporation are eligible to participate in the Severance Plan. The following summary is qualified in its entirety by reference to the text of the plan, a copy of which is filed as an exhibit to this report. The Board adopted the plan as part of its ongoing, periodic review of its compensation and benefits programs.

Participants in the plan include members of the Corporation’s Management Committee and other Senior Vice President-level managers. There are approximately 24 participants in the plan in the aggregate.

The plan provides for a participant to receive the following severance benefits upon qualifying terminations of employment:

•	The participant is entitled to receive cash severance pay equal to his or her annual base salary.

•	The participant is entitled to receive a pro rata annual cash bonus based on the prior year’s bonus.

•	The participant is entitled to receive continued medical, dental and life insurance benefits at active-employee rates for up to 12 months. These benefits terminate if similar benefits are available from a subsequent employer.

The severance amount is paid in installments at normal payroll dates. Severance pay and benefits are conditioned upon the participant executing a valid general release of claims against the Corporation and its affiliates.

In general, the Board may amend or terminate the plan at any time. However, neither the amendment of the plan nor any termination may adversely affect a participant whose employment has been terminated prior to the amendment or termination.

2.	Medco Health Solutions, Inc. 2006 Change in Control Executive Severance Plan

On February 1, 2006, the board of directors of Medco Health Solutions, Inc. adopted the Medco Health Solutions, Inc. 2006 Change in Control Executive Severance Plan (the “CIC Severance Plan”), which provides for severance payments to executive officers in the event of termination of employment without cause within one year following a change in control. The following summary is qualified in its entirety by reference to the text of the plan, a copy of which is filed as an exhibit to this report. The Board adopted the plan as part of its ongoing, periodic review of its compensation and benefits programs and in recognition of the importance to the Corporation and its shareholders of avoiding distraction and loss of executive officers that may occur in connection with rumored or actual corporate transactions.

Participants in the plan are limited to the Corporation’s executive officers selected by the Board. As of the date of adoption of the Plan, there are 14 participants in the CIC Severance Plan.

The plan provides for a participant to receive the following severance benefits upon qualifying terminations of employment:

•	The participant is entitled to receive cash severance pay equal to two times the sum of his or her annual base salary plus actual annual cash bonus for the last completed performance year.

•	The participant is entitled to receive a pro rata annual cash bonus based on the prior year’s bonus.

•	The participant is entitled to receive continued medical, dental and life insurance benefits at active-employee rates for up to 12 months. These benefits terminate if similar benefits are available from a subsequent employer.

For purposes of the CIC Severance Plan, a “change in control” generally consists of any of the following:

•	an acquisition of more than 40% of the Corporation’s voting securities (other than acquisitions directly from the Corporation);

•	the current Board (and their approved successors) ceasing to constitute a majority of the Board or, if applicable, the board of directors of a successor to the Corporation;

•	the consummation of a merger, consolidation or reorganization, unless (1) the shareholders of the Corporation prior to the transaction hold at least 50% of the voting securities of the successor, (2) the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor and (3) no person owns 20% or more of the voting securities of the Corporation or the successor; or

•	the liquidation or dissolution of the Corporation or the sale by the Corporation of all or substantially all of its assets.

To receive the severance benefits under the plan, a participant must execute a general release of claims against the Corporation and its affiliates, which includes certain restrictive covenants, including a commitment by the participant not to solicit Corporation employees for two years following the change in control. The severance benefits are in lieu of (or offset by) any other severance benefits to which a participant may be entitled under other arrangements of the Corporation. The cash severance pay is paid in the form of salary continuation, and it and the other benefits under the plan are generally subject to discontinuation in the event of breach by the participant of the restrictive covenants and other obligations under the release. Participants have no obligation to mitigate the severance benefits under the plan.

If payments under the CIC Severance Plan to a participant would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the participant’s severance benefits would be reduced so that no excise tax is payable. All participants are entitled to payment of their legal fees if they prevail on a claim for relief in an action to enforce their rights under the plan or in an action regarding the restrictive covenants contained in the general release.

In general, the Board may amend or terminate the plan prior to a change in control. However, neither the amendment of the plan in a manner that adversely affects participants prior to a change in control nor the termination of the plan prior to a change in control would be effective if done within one year of a change in control or at the request of an acquiror. Following a change in control, the plan may not be amended or modified in any way that would adversely affect participants in the plan at the time of the change in control.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

10.1	Medco Health Solutions, Inc. 2006 Executive Severance Plan

10.2	Medco Health Solutions, Inc. 2006 Change in Control Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: February 7, 2006	By:	/s/ DAVID S. MACHLOWITZ
David S. Machlowitz
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Medco Health Solutions, Inc. 2006 Executive Severance Plan

10.2	Medco Health Solutions, Inc. 2006 Change in Control Executive Severance Plan